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                                                                    EXHIBIT 23.4


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
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As independent public accountants, we hereby consent to the incorporation by reference in Elwood Energy LLC's Form S-4 Registration Statement related to 8.159% Senior Secured Bonds due 2026, of our report dated October 26, 2001 (except with respect to the matter discussed in Note 19, as to which the date is December 11, 2001) included in Peoples Energy Corporation's Form 10-K for the year ended September 30, 2001 and to all references to our Firm included in the Registration Statement.

/s/ Arthur Andersen LLP

Arthur Andersen LLP

Chicago, Illinois
January 10, 2002